Exhibit 99.1

Compass Diversified Reports Record Second Quarter 2022 Financial Results

Net Sales Growth of 19% Drives Record Quarterly Earnings

Raises Full-Year Outlook Given Continued Strong Performance and PrimaLoft Acquisition

Westport, Conn., August 3, 2022 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended June 30, 2022.
“The second quarter marks our sixth consecutive quarter of record financial performance, which is a continued testament to the strength of our management teams and quality of the companies we own,” said Elias Sabo, CEO of Compass Diversified. “Despite the significant macroeconomic challenges that have curbed consumer discretionary spending, ongoing global supply chain constraints, and inflationary concerns, CODI reported another quarter of double-digit sales and earnings growth. Based on our strong performance and our current view of the economy, we are raising our full-year outlook. We believe we remain well-positioned to drive continued value for our shareholders.”
Second Quarter 2022 Financial Highlights vs. Same Year-Ago Quarter (where applicable)
•Net sales up 19% to $515.6 million, and up 13% on a pro forma basis.
•Branded consumer net sales up 21% to $326.5 million, and up 12% on a pro forma basis.
•Niche industrial net sales up 16% to $189.1 million.
•Operating income up 38% to $50.3 million.
•Income from continuing operations up considerably to $26.5 million vs. $(21.6) million.
•Net income up considerably to $31.0 million vs. $(11.3) million.
•Adjusted Earnings, a non-GAAP financial measure, up 41% to $39.3 million.
•Adjusted EBITDA, a non-GAAP financial measure, up 26% to $87.4 million.
•Paid a second quarter 2022 cash distribution of $0.25 per share on CODI's common shares in July 2022.
Second Quarter 2022 Business Highlights
•Joined the Russell 2000 and 3000 Indexes, providing the Company with increased visibility in the public markets.
•Announced the acquisition of PrimaLoft Technologies Holdings, Inc., the parent company of PrimaLoft, Inc. ("PrimaLoft"), a leading provider of branded, high-performance synthetic insulation and materials used primarily in outerwear and accessories. The Company completed the acquisition on July 12, 2022.
Second Quarter 2022 Financial Results
Net sales in the second quarter of 2022 were $515.6 million, up 19% compared to $431.5 million in the second quarter of 2021. The increase was due to strong performance at its branded consumer and niche industrial subsidiaries. On a pro forma basis, assuming CODI had acquired Lugano on January 1, 2021, net sales were up 13% compared to the prior year period.

Branded consumer net sales increased 21% in the second quarter of 2022 to $326.5 million. On a pro forma basis, assuming CODI had acquired Lugano on January 1, 2021, branded consumer net sales were up 12% compared to the prior year period. Niche industrial net sales increased 16% in the second quarter of 2022 to $189.1 million compared to $162.5 million in the second quarter of 2021.
Net income for the second quarter of 2022 increased to $31.0 million compared to a net loss of $11.3 million in the second quarter of 2021. Income from continuing operations for the second quarter of 2022 increased to $26.5 million compared to a loss from continuing operations of $21.6 million in the second quarter of 2021. The increases in both were due to the strong performance across the branded consumer and niche industrial businesses on a combined basis. In addition, the second quarter of 2021 included a loss on debt extinguishment of $33.3 million in connection with the redemption of CODI's 8.000% Senior Notes due 2026 on April 1, 2021. Operating income for the second quarter of 2022 increased $14.0 million to a record $50.3 million compared to $36.4 million in the second quarter of 2021.
Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the second quarter of 2022 was $39.3 million, up 41% compared to $27.9 million in the second quarter of 2021. CODI's weighted average number of shares outstanding for the quarter ended June 30, 2022, was 70.2 million and, for the quarter ended June 30, 2021, was 64.9 million.
Adjusted EBITDA (see "Note Regarding Use of Non-GAAP Financial Measures" below) in the second quarter of 2022 was $87.4 million, up 26% compared to $69.5 million in the second quarter of 2021. The increase was primarily due to the strong performance across the branded consumer and niche industrial businesses on a combined basis. The Company no longer adds back management fees in its calculation of Adjusted EBITDA. Management fees incurred during the second quarter were $14.9 million.
Liquidity and Capital Resources
As of June 30, 2022, CODI had approximately $102.7 million in cash and cash equivalents, no borrowings outstanding on its revolver, $1.0 billion outstanding in 5.250% Senior Notes due 2029 and $300 million outstanding in 5.000% Senior Notes due 2032.
As of June 30, 2022, the Company had no significant debt maturities until 2029 and had net borrowing availability of $597.7 million under its revolving credit facility.
On July 12, 2022, the Company amended and restated its credit agreement, which now provides a new $400 million term loan with the final installment payment due July 2027, in addition to a maximum aggregate amount of $600 million in revolving loans. The due date of all amounts outstanding under the revolving line of credit has also been extended to July 2027. The credit agreement also permits the Company, prior to the maturity date, to increase the revolving loan commitment and/or obtain additional term loans in an aggregate amount of up to $250 million, subject to certain restrictions and conditions.
Second Quarter 2022 Distributions
On July 1, 2022, CODI's Board of Directors (the “Board”) declared a second quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on July 28, 2022, to all holders of record of common shares as of July 21, 2022.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, April 30, 2022, up to, but excluding, July 30, 2022. The distribution for such period was payable on July 30, 2022, to all holders of record of Series A Preferred Shares as of July 15, 2022. The payment occurred on August 1, 2022, the next business day following the payment date.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, April 30, 2022, up to, but excluding, July 30, 2022. The distribution for such period was payable on July 30, 2022, to all holders of record of Series B Preferred Shares as of July 15, 2022. The payment occurred on August 1, 2022, the next business day following the payment date.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, April 30, 2022, up to, but excluding, July 30, 2022. The distribution for such period was payable on July 30, 2022, to all holders of record of Series C Preferred Shares as of July 15, 2022. The payment occurred on August 1, 2022, the next business day following the payment date.
Increases 2022 Outlook
As a result of CODI's strong financial performance in the second quarter, its expectations for the remainder of 2022 and its current view of the economy, the Company is raising its outlook. CODI expects its current subsidiaries, including PrimaLoft, to produce consolidated subsidiary Adjusted EBITDA for the full year 2022 of between $445 million and $470 million. This estimate is based on the summation of the Company’s expectations for its current subsidiaries in 2022, absent additional acquisitions or divestitures, includes a reduction for management fees paid at the subsidiaries of approximately $8 million and excludes corporate expenses such as interest expense, management fees paid at CODI and corporate overhead. In addition, the Company expects to earn between $130 million and $145 million in Adjusted Earnings for the full year 2022, including PrimaLoft, and including Advanced Circuits as a result of the expectation of reclassifying Advanced Circuits to continuing operations during the third quarter.
Conference Call
Management will host a conference call on Wednesday, August 3, 2022, at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (888) 396-8049 and the dial-in number for international callers is (416) 764-8646. The Conference ID is 68393459. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of CODI's website. Please allow extra time prior to the call to visit the site and download any necessary software that may be needed to listen to the Internet broadcast. A replay of the call will be available through Wednesday, August 10, 2022. To access the replay, please dial (877) 674-7070 in the U.S. and (416) 764-8692 outside the U.S.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflects important financial measures as it excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results and provides a measure for evaluating earnings from continuing operations available to common shareholders. We believe Adjusted EBITDA and Adjusted Earnings are also useful in measuring our ability to service debt and other payment obligations.

Pro forma net sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of Lugano, assuming that the Company acquired Lugano on January 1, 2021. We have reconciled pro forma net sales to net sales, the most directly comparable GAAP financial measure, on the attached schedules. We believe that pro forma net sales is useful information for investors as it provides a better understanding of sales performance, and relative changes thereto, on a comparable basis. Pro forma net sales is not necessarily indicative of what the actual results would have been if the acquisition had in fact occurred on the date or for the periods indicated nor does it purport to project net sales for any future periods or as of any date.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2022 Adjusted EBITDA or 2022 Adjusted Earnings to their comparable GAAP measure because we do not provide guidance on Net Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Adjusted EBITDA, Adjusted Earnings and pro forma net sales are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified (“CODI”)
Since its founding in 1998, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial and branded consumer sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.
Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2022 Adjusted EBITDA, our 2022 Adjusted Earnings, our pending acquisitions and divestitures, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we may make; the ability to successfully complete divestitures when we’ve executed divestitures agreements; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Investor Relations:	Media:

Compass Diversified	The IGB Group
irinquiry@CompassDiversified.com	Leon Berman
212.477.8438
lberman@igbir.com

Cody Slach
Gateway Group
949.574.3860
CODI@gatewayir.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	June 30, 2022	December 31, 2021
(in thousands)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$102,709	$157,125
Accounts receivable, net	268,530	268,262
Inventories, net	695,687	562,084
Prepaid expenses and other current assets	66,530	56,575
Current assets held-for-sale	96,227	99,423
Total current assets	1,229,683	1,143,469
Property, plant and equipment, net	182,989	178,393
Goodwill and intangible assets, net	1,649,174	1,688,082
Other non-current assets	141,487	134,317
Total assets	$3,203,333	$3,144,261

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$292,278	$295,206
Due to related party	13,501	11,705
Other current liabilities	32,286	45,490
Current liabilities held-for-sale	27,270	29,127
Total current liabilities	365,335	381,528
Deferred income taxes	79,357	84,344
Long-term debt	1,285,747	1,284,826
Other non-current liabilities	118,048	109,033
Total liabilities	1,848,487	1,859,731
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,177,509	1,111,816
Noncontrolling interest	177,707	175,328
Noncontrolling interest held-for-sale	(370)	(2,614)
Total stockholders' equity	1,354,846	1,284,530
Total liabilities and stockholders’ equity	$3,203,333	$3,144,261

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Net sales	$515,597	$431,525	$1,026,110	$840,081
Cost of sales	303,840	257,961	613,538	497,969
Gross profit	211,757	173,564	412,572	342,112
Operating expenses:
Selling, general and administrative expense	125,624	107,317	246,296	211,369
Management fees	14,901	11,058	29,337	21,856
Amortization expense	20,921	18,837	42,026	37,426
Operating income	50,311	36,352	94,913	71,461
Other income (expense):
Interest expense, net	(17,519)	(14,947)	(34,938)	(28,752)
Amortization of debt issuance costs	(865)	(722)	(1,731)	(1,408)
Loss on debt extinguishment	—	(33,305)	—	(33,305)
Other income (expense), net	737	(642)	2,773	(2,870)
Net income from continuing operations before income taxes	32,664	(13,264)	61,017	5,126
Provision for income taxes	6,132	8,344	16,108	13,652
Income (loss) from continuing operations	26,532	(21,608)	44,909	(8,526)
Income from discontinued operations, net of income tax	5,004	10,357	10,374	19,271
Gain (loss) on sale of discontinued operations	(579)	—	5,414	—
Net income	30,957	(11,251)	60,697	10,745
Less: Net income from continuing operations attributable to noncontrolling interest	3,635	1,967	8,572	3,870
Less: Net income from discontinued operations attributable to noncontrolling interest	955	1,412	1,996	2,511
Net income (loss) attributable to Holdings	$26,367	$(14,630)	$50,129	$4,364

Basic income (loss) per common share attributable to Holdings
Continuing operations	$0.13	$(0.50)	$0.19	$(0.53)
Discontinued operations	0.04	0.12	0.18	0.24
	$0.17	$(0.38)	$0.37	$(0.29)

Basic weighted average number of common shares outstanding	70,227	64,900	69,804	64,900

Cash distributions declared per Trust common share	$0.25	$0.36	$0.50	$0.72

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021
Net income (loss)	$30,957	$(11,251)	$60,697	$10,745
Gain (loss) on sale of discontinued operations	(579)	—	5,414	—
Income from discontinued operations, net of tax	5,004	10,357	10,374	19,271
Income (loss) from continuing operations	$26,532	$(21,608)	$44,909	$(8,526)
Less: income from continuing operations attributable to noncontrolling interest	3,635	1,903	8,572	3,870
Net income (loss) attributable to Holdings - continuing operations	$22,897	$(23,511)	$36,337	$(12,396)
Adjustments:
Distributions paid - Preferred Shares	(6,046)	(6,046)	(12,091)	(12,091)
Amortization expense - intangibles and inventory step up	22,471	18,837	45,837	37,426
Loss on debt extinguishment		33,305	—	33,305
Stock compensation	2,680	2,716	5,361	5,356
Acquisition expenses	—	11	216	310
Integration Services Fee	563	1,600	1,125	3,200
Held for Sale corporate tax impact	(4,338)	—	(4,338)	—
Other	1,027	1,032	2,829	(1,069)
Adjusted Earnings	$39,254	$27,880	$75,276	$54,041
Plus (less):
Depreciation	10,355	8,946	20,282	17,503
Income taxes	6,132	8,344	16,108	13,652
Held-for-sale tax impact - corporate	4,338	—	4,338	—
Interest expense, net	17,519	14,947	34,938	28,752
Amortization of debt issuance	865	722	1,731	1,408
Noncontrolling interest	3,635	1,967	8,572	3,870
Preferred distributions	6,046	6,046	12,091	12,091
Other expense (income)	(737)	642	(2,773)	2,870
Adjusted EBITDA	$87,407	$69,494	$170,563	$134,187

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three months ended June 30, 2022
(Unaudited)

	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations (1)	$(9,790)	$6,990	$13,988	$1,604	$5,282	$(1,990)	$2,434	$2,448	$2,782	$2,784	$26,532
Adjusted for:
Provision (benefit) for income taxes	(4,338)	2,274	2,566	443	1,802	(794)	754	1,043	1,219	1,163	6,132
Interest expense, net	17,466	(16)	(7)	1	4	9	55	—	7	—	17,519
Intercompany interest	(20,460)	3,078	1,798	1,476	2,453	1,320	2,137	2,558	1,278	4,362	—
Depreciation and amortization expense	301	5,584	5,451	2,020	3,048	2,865	3,292	4,140	1,903	5,087	33,691
EBITDA	(16,821)	17,910	23,796	5,544	12,589	1,410	8,672	10,189	7,189	13,396	83,874
Other (income) expense	—	(68)	45	—	—	(18)	(26)	(203)	—	(467)	(737)
Non-controlling shareholder compensation	—	418	633	379	204	276	251	267	12	240	2,680
Integration services fee	—	—	—	—	563	—	—	—	—	—	563
Other	—	—	—	250	—	—	—	—	—	777	1,027
Adjusted EBITDA (2)	$(16,821)	$18,260	$24,474	$6,173	$13,356	$1,668	$8,897	$10,253	$7,201	$13,946	$87,407
(1) Income (loss) from continuing operations does not include income from discontinued operations for the three months ended June 30, 2022.
(2) As a result of the classification of ACI as Held for Sale at June 30, 2022, Adjusted EBITDA for the three months ended June 30, 2022 does not include $6.4 million in Adjusted EBITDA from ACI.

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three months ended June 30, 2021
(Unaudited)

	Corporate	5.11	BOA	Ergo	Marucci Sports	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations (1)	$(46,509)	$7,096	$7,108	$2,559	$(278)	$5,364	$1,083	$636	$1,333	$(21,608)
Adjusted for:
Provision (benefit) for income taxes	—	2,259	2,172	681	(109)	1,541	596	468	735	8,343
Interest expense, net	14,892	7	—	—	2	46	—	—	—	14,947
Intercompany interest	(15,694)	2,799	2,076	507	641	1,866	1,680	1,353	4,772	—
Loss on debt extinguishment	33,305	—	—	—	—	—	—	—	—	33,305
Depreciation and amortization	253	5,439	4,917	2,102	2,053	3,200	3,193	2,056	5,293	28,506
EBITDA	(13,753)	17,600	16,273	5,849	2,309	12,017	6,552	4,513	12,133	63,493
Other (income) expense	29	(289)	25	—	894	227	131	—	(375)	642
Non-controlling shareholder compensation	—	659	523	403	276	262	256	8	329	2,716
Acquisition expenses	—	—	—	—	—	—	—	11	—	11
Integration services fees	—	—	1,100	—	500	—	—	—	—	1,600
Other	699	—	—	—	—	—	—	—	333	1,032
Adjusted EBITDA (2)	$(13,025)	$17,970	$17,921	$6,252	$3,979	$12,506	$6,939	$4,532	$12,420	$69,494
(1) Income (loss) from continuing operations does not include income from discontinued operations for the three months ended June 30, 2021.
(2) As a result of the sale of Liberty Safe in August 2021, and the classification of ACI as Held for Sale at December 31, 2021, Adjusted EBITDA for the three month ended June 30, 2021 does not include $ 6.5 million in Adjusted EBITDA from Liberty and $7.1 million in Adjusted EBITDA from ACI.

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Six months ended June 30, 2022
(Unaudited)

	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations (1)	$(24,771)	$9,635	$28,187	$125	$13,776	$4,144	$3,147	$4,384	$3,742	$2,540	$44,909
Adjusted for:
Provision (benefit) for income taxes	(4,338)	3,093	5,043	842	4,697	1,212	956	2,102	2,231	270	16,108
Interest expense, net	34,834	10	(12)	2	9	10	72	—	13	—	34,938
Intercompany interest	(39,735)	5,998	3,826	2,263	4,578	2,837	3,990	5,023	2,545	8,675	—
Depreciation and amortization expense	637	11,038	10,768	4,028	5,302	7,054	6,561	8,130	4,129	10,203	67,850
EBITDA	(33,373)	29,774	47,812	7,260	28,362	15,257	14,726	19,639	12,660	21,688	163,805
Other (income) expense	—	(616)	95	4	2	(1,828)	183	109	—	(722)	(2,773)
Non-controlling shareholder compensation	—	829	1,268	792	444	552	502	535	25	414	5,361
Acquisition expenses	—	—	—	—	—	—	—	216	—	—	216
Integration services fee	—	—	—	—	1,125	—	—	—	—	—	1,125
Other	—	—	—	250	—	1,802	—	—	—	777	2,829
Adjusted EBITDA (2)	$(33,373)	$29,987	$49,175	$8,306	$29,933	$15,783	$15,411	$20,499	$12,685	$22,157	$170,563
(1) Income (loss) from continuing operations does not include income from discontinued operations for the six months ended June 30, 2022.
(2) As a result of the classification of ACI as Held for Sale at June 30, 2022, Adjusted EBITDA for the six months ended June 30, 2022 does not include $13.6 million in Adjusted EBITDA from ACI.

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Six months ended June 30, 2021
(Unaudited)

	Corporate	5.11	BOA	Ergo	Marucci Sports	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations (1)	$(57,916)	$9,095	$12,652	$3,602	$7,250	$10,589	$3,298	$1,594	$1,310	$(8,526)
Adjusted for:
Provision (benefit) for income taxes	—	3,027	1,465	1,028	2,289	3,047	1,531	1,004	260	13,651
Interest expense, net	28,651	7	—	—	4	90	—	—	—	28,752
Intercompany interest	(31,825)	5,783	4,362	1,073	1,193	3,684	3,418	2,815	9,497	—
Loss on debt extinguishment	33,305	—	—	—	—	—	—	—	—	33,305
Depreciation and amortization	459	10,894	9,884	4,327	4,222	6,328	5,816	3,817	10,591	56,338
EBITDA	(27,326)	28,806	28,363	10,030	14,958	23,738	14,063	9,230	21,658	123,520
Other (income) expense	149	(301)	80	—	892	2,613	(133)	—	(430)	2,870
Non-controlling shareholder compensation	—	1,287	1,083	807	551	524	513	8	583	5,356
Acquisition expenses	—	—	—	—	—	—	—	310	—	310
Integration services fees	—	—	2,200	—	1,000	—	—	—	—	3,200
Other	898	—	—	—	—	(2,300)	—	—	333	(1,069)
Adjusted EBITDA (2)	$(26,279)	$29,792	$31,726	$10,837	$17,401	$24,575	$14,443	$9,548	$22,144	$134,187
(1) Income (loss) from continuing operations does not include income from discontinued operations for the six months ended June 30, 2021.
(2) As a result of the sale of Liberty Safe in August 2021, and the classification of ACI as Held for Sale at December 31, 2021, Adjusted EBITDA for the six months ended June 30, 2021 does not include $12.5 million in Adjusted EBITDA from Liberty and $13.1 million in Adjusted EBITDA from ACI.

Compass Diversified Holdings
Non-GAAP Adjusted EBITDA
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021

Branded Consumer
5.11	$18,260	$17,970	$29,987	$29,792
BOA	24,474	17,921	49,175	31,726
Ergobaby	6,173	6,252	8,306	10,837
Lugano (1)	13,356	—	29,933	—
Marucci Sports	1,668	3,979	15,783	17,401
Velocity Outdoor	8,897	12,506	15,411	24,575
Total Branded Consumer	$72,828	$58,628	$148,595	$114,331

Niche Industrial
Altor Solutions	$10,253	$6,939	20,499	14,443
Arnold Magnetics	7,201	4,532	12,685	9,548
Sterno	13,946	12,420	22,157	22,144
Total Niche Industrial	$31,400	$23,891	$55,341	$46,135
Corporate expense	(16,821)	(13,025)	(33,373)	(26,279)
Total Adjusted EBITDA	$87,407	$69,494	$170,563	$134,187

(1)	The above results for Lugano do not include management's estimate of Adjusted EBITDA, before the Company's ownership, of $7.1 million and $18.6 million, respectively, for the three and six months ended June 30, 2021. Lugano was acquired on September 3, 2021.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021

Net Sales	$515,597	$431,525	$1,026,110	$840,081
Acquisitions (1)	—	22,944	—	52,383
Pro Forma Net Sales	$515,597	$454,469	$1,026,110	$892,464
(1) Acquisitions reflects the net sales for Lugano on a pro forma basis as if the Company had acquired this business on January 1, 2021.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021

Branded Consumer
5.11	$120,048	$110,033	$224,071	$209,910
BOA	59,386	44,085	116,196	80,537
Ergobaby	26,506	26,956	46,716	49,284
Lugano (1)	39,065	22,944	86,084	52,383
Marucci Sports	27,636	24,640	79,728	61,288
Velocity Outdoor	53,846	63,358	105,292	128,990
Total Branded Consumer	$326,487	$292,016	$658,087	$582,392

Niche Industrial
Altor Solutions	$66,144	$40,640	$129,972	$78,460
Arnold Magnetics	38,777	32,556	76,942	65,041
Sterno	84,189	89,257	161,109	166,571
Total Niche Industrial	$189,110	$162,453	$368,023	$310,072

Total Subsidiary Net Sales	$515,597	$454,469	$1,026,110	$892,464
(1) Net sales for Lugano are pro forma as if the Company had acquired this business on January 1, 2021.

Compass Diversified Holdings
Condensed Consolidated Cash Flows
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021

Net cash provided by (used in) operating activities	$(1,808)	$73,044	$(35,337)	$109,434
Net cash used in investing activities	(13,946)	(10,429)	(22,238)	(52,696)
Net cash provided by (used in) financing activities	18,049	(15,830)	3,597	(17,323)
Foreign currency impact on cash	(873)	190	(1,132)	8
Net increase (decrease) in cash and cash equivalents	1,422	46,975	(55,110)	39,423
Cash and cash equivalents - beginning of the period (1)	104,201	63,192	160,733	70,744
Cash and cash equivalents - end of the period (2)	$105,623	$110,167	$105,623	$110,167

(1) Includes cash from discontinued operations of $3.6 million at January 1, 2022 and $10.7 million at January 1, 2021.
(2) Includes cash from discontinued operations of $2.9 million at June 30, 2022 and $5.3 million at June 30, 2021.

Compass Diversified Holding
Selected Financial Data - Cash Flows
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021

Changes in operating assets and liabilities	$(63,478)	$23,241	$(159,195)	$(2,318)
Purchases of property and equipment	$(14,044)	$(8,793)	$(24,435)	$(16,096)
Distributions paid - common shares	$(17,511)	$(23,364)	$(34,863)	$(46,728)
Distributions paid - preferred shares	$(6,046)	$(6,046)	$(12,091)	$(12,091)